Exhibit 10.20
AMENDMENT NO. 1
TO
MANAGEMENT SERVICES AGREEMENT
     This AMENDMENT NO. 1 TO MANAGEMENT SERVICES AGREEMENT (this “Amendment”) is entered into as of March 31, 2006, by and between Sunair Services Corporation, a Florida corporation (the “Company”) and RPC Financial Advisors, LLC, a Florida limited liability company (the “Manager”).
     WHEREAS, the Company and the Manager entered into that certain Management Services Agreement, dated February 8, 2005 (the “Management Services Agreement”); and
     WHEREAS, the Company and the Manager desire to modify certain provisions of the Management Services Agreement in accordance with the terms hereof.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Incorporation of Recitals. The above recitals are true and correct and are incorporated herein as if set forth in full.
     2. General Provisions. All defined terms used in this Amendment shall have the same meaning as in the Management Services Agreement, except as otherwise noted. Except as amended and modified by this Amendment, all of the terms, covenants, conditions, and agreements of the Management Services Agreement shall remain in full force and effect. In the event of any conflict between the provisions of the Management Services Agreement and the provisions of this Amendment, this Amendment shall control.
     3. Management Fee. The Management Services Agreement is hereby amended by deleting Section 3(a) in its entirety and substituting the following in lieu thereof:
“Management Fee. During the term of this Agreement, the Company shall pay the Manager an annual management fee in the aggregate amount of $1,562,500 per year (the “Annual Management Fee”), which shall be payable in equal monthly installments (the “Monthly Management Fee”). Subject to review and approval by the Company’s Board of Directors, the Company shall pay the Monthly Management Fee within twenty (20) business days following each monthly period during the term of the Agreement.”
     4. Term. The Management Services Agreement is hereby amended by deleting Section 5(a) in its entirety and substituting the following in lieu thereof:
“Term. This Agreement shall commence as of the Effective Date and shall continue for an initial term of three (3) years (the “Initial Management Term”). At the end of the Initial Management Term, this Agreement shall be automatically renewed for successive one (1) year terms, unless terminated by either party upon thirty (30) days notice.”

     5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.
     6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties to this Amendment have set their hands and seals as of the day and year first above written.

SUNAIR SERVICES CORPORATION
By:	/s/ John J. Hayes
	Name:	John J. Hayes
	Title:	President and Chief Executive Officer

RPC FINANCIAL ADVISORS, LLC
By:	/s/ Richard C. Rochon
	Name:	Richard C. Rochon
	Title:	Manager